                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To ThermoLase Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 1, 1996, included in ThermoLase Corporation's Annual Report on Form 10-K for the year ended September 28, 1996 and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 9, 1997
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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Thermo Electron Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1996 (except with respect to the matters discussed in Note 16 as to which the date is June 28, 1996) included in Thermo Electron Corporation's Annual Report, as amended, on Form 10-K/A for the year ended December 30, 1995 and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 9, 1997